Exhibit 10.1

AGREEMENT TO ASSIST WITH CREDIT FACILITY

THIS AGREEMENT TO ASSIST WITH CREDIT FACILITY (this “Agreement”) is made and entered into effective this 29th day of August, 2013 (the “Effective Date”), by and among the Assisting Party listed below, and Summer Energy Holdings, Inc., a Nevada corporation (sometimes referred to as the “Issuer” and sometimes referred to as the “Company”). Each of the Assisting Party and the Issuer hereinafter may be referred to as a “Party” or collectively may be referred to as the “Parties.”

Assisting Party:

_____________________________________ (name)
_____________________________________ (address)
_____________________________________ (address)
_____________________________________ (city, state, zip)
_____________________________________ (phone)
_____________________________________ (e-mail)

RECITALS

A.            Assisting Party has agreed to provide financial assistance to the Company by way of facilitating the Company’s obtaining of a credit facility in the principal amount of $413,000.

B.           As consideration for providing such financial assistance, the Company agrees to be bound by the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and obligations set forth hereafter, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Agreement to Provide Financial Assistance.  Assisting Party agrees that it will make available to the Company, at the Company’s option and up to a maximum, aggregate total of $413,000 (the “Cap”), the following financial assistance in order to assist the Company in obtaining a credit facility with an amount of credit available to the Company of $413,000 (the “Facility”): (i) unencumbered assets to be used as collateral to secure the Facility; (ii) certificates of deposit to secure the Facility; or (iii) a guaranty provided by the Assisting Party to the financial institution issuing the Facility.  The Assisting Party agrees to make the financial assistance available to the Company within ten (10) business days of receiving a written request from the Company.

2.           Fee.  As consideration for the Assisting Party’s provision of credit assistance pursuant to this Agreement, the Company agrees to issue, within thirty (30) days from the date hereof (the “Issue Date”), 413,000 shares of Series A Preferred Stock (the “Series A Preferred”).

2.1.           Procedures and Other Covenants with Respect to Series A Preferred Stock.

2.1.1.           The Company shall take all necessary steps to ensure that the Series A Preferred stock is authorized and designated prior to the Issue Date and is available for such issuance hereunder.

2.1.2.           The Company shall take all such actions as may be reasonably necessary to ensure that all such Series A Preferred issued hereunder may be so issued without violation of any applicable law or governmental regulation.

2.1.3.           The Company will provide the Assisting Party with evidence of its filing of the Certificate of Designation of Rights, Preferences, Privileges and Restrictions (the “Designation”) with the Nevada Secretary of State, which Designation shall set forth the rights, preferences, privileges and restrictions of the Series A Preferred.  The Designation provides, among other things, that the holders of the Series A Preferred shall be entitled to dividends, which may be paid in cash or in shares of the Company’s common stock, which common stock shall be valued at $1.00 per share until the first anniversary of the date hereof, and thereafter the common stock shall be valued at the fair market value as determined in good faith by the Company’s Board of Directors.

3.           Call Right.  Upon the earliest to occur of the following: (i) five (5) years from the Effective Date; or (ii) at such time that the Assisting Party is fully released from its obligations under the Facility, the Company shall have the right to purchase all outstanding shares of Series A Preferred in exchange for the granting of a five (5) year option to purchase shares of the Company’s common stock at an exercise price of $1.50 per share.  The number of shares of common stock covered by such option shall be calculated on the basis of an option to purchase one (1) share of common stock for each 2.7533 shares of Series A Preferred purchased by the Company.

4.           Term.  The Assisting Party’s obligations under Section 1 shall continue for five (5) years from the Effective Date unless terminated earlier pursuant to Section 20.

5.           Limitation of Liability.  The Parties agree that the Company’s liability to the Assisting Party shall be limited to the Series A Preferred issued hereunder.  The Company shall have no other liability whatsoever to Assisting Party.  The Assisting Party’s total liability to the Company hereunder shall not exceed the Cap.

6.           Qualification Status.  Assisting Party agrees to provide certain information to the Company to enable the Company’s officers to determine whether, under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder, Assisting Party meets the qualification and suitability requirements for an investment in the Series A Preferred.  Assisting Party acknowledges and agrees that:  (i) the Company will rely upon the information contained in the documents provided by Assisting Party for purposes of such determination, including, without limitation, the Qualification Questionnaire included as Exhibit A hereto; (ii) the Series A Preferred will not be registered under the Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Act; and (iii) purchase of the Series A Preferred will be solely for the account of the Assisting Party, and not for the account of any other person or with a view toward resale, assignment, fractionalization or distribution thereof.

7.           Representations, Warranties and Acknowledgments of Issuer.  Issuer hereby represents and warrants to Assisting Party that, at the Issue Date:

7.1.           Issuer has the full right, power, legal capacity and authority to enter into this Agreement and to sell and deliver the Series A Preferred to Assisting Party; and

7.2.           Issuer is a Nevada corporation that has been duly incorporated and in good standing in the state of Nevada; and

7.3.           Issuer has made available to the Assisting Party, through the EDGAR system of the securities and exchange commission, true and complete copies of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all other reports filed by the Company pursuant to the Exchange Act of 1934, as amended (collectively the “SEC Filings”).  The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company, taken as a whole.

8.           Representations and Warranties of Assisting Party.  Assisting Party hereby represents and warrants to Issuer as follows:

8.1.           Authority.  Assisting Party is an individual. Assisting Party has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein.  This Agreement has been duly executed and delivered by Assisting Party and constitutes legal, valid and binding obligations to Assisting Party enforceable in accordance with their respective terms subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies.

8.2.           Government Consents.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Assisting Party is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series A Preferred offered hereunder.

8.3.           Accredited Investor Status.  Assisting Party hereby represents and warrants to the Company that the Assisting Party is an Accredited Investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Assisting Party hereby represents and warrants to the Company that alone, or with Assisting Party’s representatives, if any, the Assisting Party has such knowledge and experience in financial and business matters that Assisting Party is capable of evaluating the merits and risks of this transaction and of an investment in the Company.

8.4.           Assisting Party Suitability; Illiquidity; Ability to Bear Loss.  Assisting Party represents and warrants that the overall commitment of Assisting Party to securities which are not readily marketable is not disproportionate to Assisting Party’s net worth, and that Assisting Party’s investment in the Company will not cause Assisting Party’s overall commitment to become excessive. Assisting Party has adequate means of providing for Assisting Party’s current needs and personal contingencies, has no need for liquidity in this investment in the Company, and can sustain a complete loss of this investment in the Company.

8.5.           Independent Investigation; Access.  Assisting Party has relied upon independent investigations made by Assisting Party and Assisting Party’s representatives (if any), and Assisting Party and such representatives (if any) have, prior to any election by Assisting Party, been given access and the opportunity to examine all material books and records of the Company, if any, all material contracts, and business plans of the Company, and have had an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering, and to obtain any additional information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.  Assisting Party and Assisting Party’s representatives, if any, have been furnished with all materials relating to the business, finances and operation of the Company that have been requested.  Assisting Party and Assisting Party’s representative, if any, have received complete and satisfactory answers to any such inquiries.  Assisting Party is also an officer and/or director of the Company.

8.6.           Adequacy of Investigation. Assisting Party acknowledges that Assisting Party is acquiring Series A Preferred in the Company after what Assisting Party deems to be an adequate investigation of the business, finances, business plan, and prospects of the Company by Assisting Party and Assisting Party’s representatives, if any.  Assisting Party acknowledges its ability to access and review the SEC Filings.

8.7.           Restricted Securities.  Assisting Party understands that the Series A Preferred are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares of Series A Preferred may be resold without registration under the 1933 Act only in certain limited circumstances.

8.7.1.           Legends.  It is understood that, except as provided below, certificates (if issued) evidencing the Series A Preferred shall bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED

UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A CALL RIGHT BY THE COMPANY AS SET FORTH IN THAT CERTAIN AGREEMENT TO ASSIST WITH CREDIT FACILITY, DATED AUGUST 29, 2013.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY.”

If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority shall also be included on share certificates.

8.8.           Additional Investment Representations.

8.8.1.           Series A Preferred Not Registered; Indefinite Holding. Assisting Party has been advised by the Company, and understands, that Assisting Party must bear the economic risk of an investment in the Company for an indefinite period of time because the Company’s Series A Preferred has not been registered under the Securities Act, and the Company is under no obligation to register the Series A Preferred.

8.8.2.           Acquisition for own Account.  Assisting Party represents that the Series A Preferred are being acquired solely for Assisting Party’s own account for investment and not with a view toward, or for resale in connection with, any “distribution” (as that term is used in the Securities Act) of all or any portion thereof.

8.8.3.           Financing.  Assisting Party has the funds necessary to consummate the transactions hereunder.

8.8.4.           Private Offering Exemption; Reliance on Representations.   Assisting Party understands that the offer of the Series A Preferred is not being registered under the Securities Act in reliance on the so-called “private offering” exemption provided by Section 4(a)(2) of the Securities Act of 1933 and that the Company is basing its reliance on that exemption in part on the representations, warranties, statements and agreements contained herein.

8.8.5.           Acceptance of Risk.  Assisting Party acknowledges and accepts the risks associated with an investment in the Series A Preferred.  Assisting Party has read and is familiar with the risk factors described below and elsewhere in this Agreement, as well as the risk factors set forth in the SEC Filings.  Assisting Party has considered carefully, among other factors, the risk factors and other special considerations relating to the Company and the Series A Preferred offered for sale under this Agreement, which include, but may not be limited to, those set forth below.  Not every possible risk is listed in this Agreement.

8.8.6.           Investment Not Liquid.  The Series A Preferred must be acquired for the account of the Assisting Party for investment purposes only and cannot be readily resold.  There is no established market for the Series A Preferred, and there can be no assurance that a market for the Series A Preferred will develop.

8.9.                 Risk Factors.  Assisting Party acknowledges and agrees that it is aware of the following risk factors, in addition to those risk factors set forth in the Company’s SEC Filings:

8.9.1.           No Assurance of Success or Profitability.  There can be no assurance that the Company will be able to operate successfully or profitably or that it will call the Series A Preferred.

8.9.2.           Dependence on Current Management.  The Company’s success will greatly depend upon the Company’s current management.  It will be their responsibility to determine the suitability of desired transactions and the development of future programs.

8.9.3.           Additional Financing Required.  The Company will need additional capital to complete its business plan.  No assurance can be given that the Company will be successful in raising additional capital in the future.

8.9.4.           Inherent Risks in the Industry.  The Company, through its subsidiary, will still be subject to the risks inherent in operating a retail electric provider in the state of Texas.  These include fluctuations in general and local economic conditions, fluctuations in interest rates, the supply and demand for electricity, all of which may result in increased costs or decreased revenues to the Company and otherwise have an adverse impact on the Company’s operations.  For these and other reasons, no assurance of profitable operations can be made.

8.9.5.           Governmental Regulation and Legal Uncertainties.  The Company is subject to certain laws, rules and regulations that govern various industries.  Although the Company intends to use its best efforts to ascertain and comply with all applicable laws and regulations, no assurance can be given that the Company will be able to comply with these laws or regulations.

8.9.6.           Competition.  The business in which the Company will operate has numerous competitors.  Such competitors have substantial financial and personnel resources, longer histories, stronger name recognition, and a larger customer base.  These competitive factors could have an adverse effect on the operations of the Company.

9.           Survival of Parties’ Representations. All representations, warranties, and agreements made by the Parties to this Agreement shall survive the Closing.

10.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the Parties hereto concerning the subject matter hereof and supersedes all prior agreements, representations or understandings between them.  No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any Party except as contained herein.

11.            Notices.  All notices required to be given under this Agreement shall be deemed to be given if mailed by certified mail, postage prepaid, to the Company and Assisting Party at the following addresses:

Company:                              Summer Energy Holdings, Inc.
800 Bering Drive, Suite 260
Houston, Texas 77057
Attn: Jaleea P. George, CFO

Assisting Party:                   See address provided in the preamble to this Agreement

The Parties may, from time to time, by written notice to the other, change the addresses set forth above, at which time notice shall be deemed given if given to such changed address.

12.           Severability.  If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Agreement shall be deemed severable from all other provisions hereof so long as the removal of the severable material does not materially alter the basic consideration for this Agreement.

13.           Amendment.  Any amendment to this Agreement must be in writing, signed by the Parties hereto and stating the intent of the Parties to amend this Agreement.  The Parties hereby agree to take such further actions and steps as may be necessary to carry into effect the purposes and intentions set forth in this Agreement.

14.           Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the Parties to it and their permitted successors and assigns.  However, this Agreement and the rights thereunder may not be assigned by the Assisting Party.

15.           Cost and Expenses of Enforcement.  In the event of the failure of either Party hereto to comply with any provisions of this Agreement, the defaulting Party shall pay any and all costs and expenses, including reasonable attorneys’ fees (including in connection with any appeal) arising out of or resulting from such default, or in pursuing any remedy hereunder, or by the laws of the state of Texas, whether such remedy is pursued by filing suit or otherwise.

16.           Indemnification.  In the event the Company defaults on payment or other obligations to a financial institution which extended a loan to the Company, the Company hereby agrees to indemnify and hold Assisting Party harmless for, from, and against any and all damages, losses, liabilities, costs, and expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys’ fees) arising at any time, excepting any such matters arising solely from the gross negligence or willful misconduct of the Assisting Party.

17.           Waiver. Unless otherwise indicated herein, failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall not constitute a waiver of any such breach or any other covenant, agreement, term, or condition.  Any Party, by notice delivered in the manner provided in this Agreement, may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation, or covenant of any other Party.  No waiver shall affect or alter the remainder of this Agreement, but each and every other covenant, agreement, term, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.  To be effective, any waiver must be signed by all parties thereto.

18.           Governing Law.  This Agreement is governed by the laws of the state of Texas in all respects, and the Parties hereto consent to exclusive jurisdiction and venue in the state or federal courts of Texas.  The Parties further agree not to disturb such choice of forum, and if not resident in such state, waive the personal service of any and all process upon them, and consent that such service of process may be made by certified or registered mail, return receipt requested, addressed to the Parties as set forth herein.

19.           Further Actions.  The Parties agree to take such further actions and execute and deliver such additional documents and writings as are reasonably necessary to accomplish the purposes of the transaction described in this Agreement.

20.           Termination.  This Agreement may be terminated by either Party at any time upon the occurrence of any one or more of the following events: (i) upon the expiration of the term, (ii) upon the written agreement of each of the Parties hereto, or (iii) if a Party defaults in the performance of any material requirement or obligation under this Agreement and such default is not cured within thirty (30) days after written notice of such default is sent to such breaching Party.

21.           No Reliance.  Each of the Parties acknowledges that no other party or agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject-matter hereof to induce any party to execute this Agreement, and each of the Parties acknowledges that he has not executed this Agreement, in reliance upon any promise, representation, or warranty not contained herein.

22.           Counterparts.  This Agreement may be executed in any number of counterparts, via facsimile, other electronic means, or original, each of which when so executed and delivered, shall be deemed an original, but with all such counterparts being taken together to constitute a single instrument.

In witness whereof, the Parties hereto have executed this Agreement to Assist with Credit Facility effective as of the Effective Date.

COMPANY:

SUMMER ENERGY HOLDINGS, INC.
a Nevada corporation

By:________________________________
Name:  Jaleea P. George
Title:  Chief Financial Officer

ASSISTING PARTY:

___________________________________
[Signature]

___________________________________
[printed name]

EXHIBIT A

Qualification Questionnaire